Exhibit 99.1

Investors:	Media:
Diamond Foods	Sard Verbinnen & Co for Diamond Foods
Linda Segre	Paul Kranhold/Lucy Neugart
SVP, Corporate Strategy	(415) 618-8750
(415) 230-7952	pkranhold@sardverb.com
lsegre@diamondfoods.com	lneugart@sardverb.com

Diamond Reports Financial Results for First Quarter of Fiscal 2013

•	Net sales in the fiscal 2013 first quarter were $258.5 million, a decrease of 10.1% from the prior year.

•	Gross margin was 22.7 percent in the fiscal 2013 first quarter, compared to 21.3 percent in the first quarter of fiscal 2012.

•	GAAP net loss in the fiscal 2013 first quarter was $10.7 million, compared to net income of $10.8 million in the first quarter of fiscal 2012.

•	Adjusted EBITDA in the first quarter fiscal 2013 was $31.0 million, compared to $29.8 million in the first quarter fiscal 2012.

SAN FRANCISCO, CA, December 17, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”) today reported financial results for its fiscal 2013 first quarter.

In the first quarter of fiscal 2013, Diamond’s GAAP net loss was $10.7 million and GAAP diluted net loss per share was $0.49. Diamond incurred selling, general and administrative (“SG&A”) charges of $11.8 million primarily for audit committee investigation, restatement-related expenses, consulting fees, retention, and severance. The Company also incurred a $7.5 million charge related to a change in the fair value of the Oaktree warrant liability. Excluding these charges, Diamond’s non-GAAP net income declined 68.0 percent from the first quarter of fiscal 2012 to $5.2 million, and non-GAAP diluted earnings per share declined 66.2 percent from the first quarter of fiscal 2012 to $0.24.

“Our first quarter results reflect some progress against our new brand strategies, but we continue to face headwinds with respect to walnut supply and a highly leveraged balance sheet,” said Diamond’s Chief Executive Officer Brian J. Driscoll. “Reduced promotional spending on our snack brands and a shift in the timing of advertising spending to later in the year were the largest contributors to improvement in our margins in the first quarter.”

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Financial Review

Net sales during the quarter decreased by 10.1 percent to $258.5 million compared to the same quarter of the prior year. Total retail net sales declined 4.1 percent to $244.8 million and snack net sales declined 2.0 percent year over year to $154.1 million in the quarter, driven by declines in Emerald and to a lesser extent, Kettle, offset by an increase in Pop Secret sales. Non-retail net sales totaled $13.7 million for the quarter compared to $32.2 million in the first quarter of fiscal 2012. The decrease in non-retail sales was mainly due to a lower supply of walnuts.

Gross profit as a percentage of net sales was 22.7 percent for the first quarter of fiscal 2013 as compared to 21.3 percent for the same quarter in the prior year. Gross profit as a percentage of net sales in the 2013 first quarter reflects improvement in net price realization and a focus on reducing lower performing SKUs.

SG&A expense was $38.2 million during the first quarter of 2013, compared to $29.5 million in the same quarter in the prior year. Included in the first quarter are $11.8 million of certain SG&A expenses related primarily to audit committee investigation, restatement related expenses, consulting fees, retention, and severance. Excluding these expenses, non-GAAP adjusted SG&A was $26.4 million or 10.2 percent of net sales as compared to 9.5 percent in the prior year period.

Advertising expense was $9.0 million during the first quarter of fiscal 2013, compared to $12.7 million in the same quarter in the prior year. The reduction in advertising expenses was due to a shift in timing of advertising program spending from the first quarter into the remaining quarters of the fiscal year.

The Company recognized a $7.5 million loss on the Oaktree warrant in the quarter, primarily due to an increase in the Company’s stock price at October 31, 2012 as compared to July 31, 2012.

Net interest expense was $13.9 million in the first quarter of fiscal 2013 compared to $5.8 million in the same quarter in the prior year. The increase was primarily due to the interest rate increase on the Secured Credit Agreement and the new Oaktree debt.

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On a non-GAAP basis, the Company recorded a tax expense of $3.0 million in the first quarter of fiscal 2013, based on pre-tax non-GAAP income of $8.2 million. The non-GAAP tax expense reflects a federal and state blended rate applied to the non-GAAP pre-tax income for the quarter. On a GAAP basis, the effective tax rate was negative 6.1% for the first quarter of fiscal 2013.

Capital expenditures were $2.9 million for the first quarter of fiscal 2013.

Adjusted EBITDA was $31.0 million in the first quarter of fiscal 2013 compared to $29.8 million in the same quarter in the prior year. Please refer to page 8 for a reconciliation of non-GAAP information.

As of October 31, 2012, on a GAAP basis, net debt outstanding was $596.9 million.

Cash and availability on Diamond’s bank revolving line of credit on December 14, 2012 was approximately $95 million.

Brand Performance

In the most recent 12-week Nielsen tracking period, which ended November 24, 2012, retail sales results reflect Diamond’s recent changes in brand strategy direction. For both Emerald and Kettle brands, Diamond has reduced trade promotion spend to improve net price realization and leverage brand equity rather than use discounting as a means to drive sales. While Emerald snack nuts and Kettle Brand potato chips experienced retail sales declines and lost share as a result of planned reductions in promotional spending, non-promoted sales for both brands outpaced non-promoted category growth. Emerald Breakfast on the go! and Pop Secret outgrew their respective categories and gained share. Diamond of California culinary sales declined primarily due to volume declines following price increases, which resulted in lost share in the category. Diamond’s U.S. Nielsen retail scanner performance along with category data for the 12-week period ended November 24, 2012 (U.S. Expanded All Outlets Combined) compared to the similar prior year period was as follows:

	Brand YoY Change	Category YoY Change	Market Share Change	Diamond Non- Promoted YOY Change
Emerald snack nuts	-16.7%	+5.5%	-150 basis points	+29.8%
Emerald Breakfast on the go!	+21.9%	+1.1%	+20 basis points	N/A
Pop Secret	+8.7%	-1.3%	+210 basis points	+18.1%
Kettle U.S.	-11.5%	+3.9%	-40 basis points	+7.6%
Diamond of California	-7.4%	+5.8%	- 350 basis points	-3.5%

Source: Nielsen Expanded All Outlets Combined sales for 12-week period ended November 24, 2012. All comparisons in this table are to the same measured period in the prior year.

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Conference Call

Diamond will host an investor conference call and webcast on December 17, 2012, at 2:00 p.m. Pacific Standard Time, to discuss these results and the fiscal year 2012 annual results.

To participate in the call via telephone dial (888) 500-6955 from the U.S./Canada or (719) 325-2347 elsewhere and enter the participant pass code of 817-624. To listen to the call over the internet, visit the company’s website at http://www.diamondfoods.com and select “Investor Relations.”

Archived audio replays of the call will be available on the company’s website and via telephone. The latter will begin approximately two hours after the call’s conclusion and remain available through 6:00 p.m. Pacific Time December 24, 2012. It can be accessed by dialing (888) 203-1112 from the U.S./Canada or (719) 457-0820 elsewhere. Both phone numbers require the participant pass code 928-0014.

To receive email notification of future press releases from Diamond Foods, please visit http://investor.diamondfoods.com and select “email alerts.”

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Financial Summary

Net Sales by Product Line:

	Three months ended October 31,
(in thousands)	2012	2011	% Prior Year
Snack	$154,057	$157,122	(2.0%)
Culinary/Domestic In-shell	90,723	98,112	(7.5%)

Total retail	244,780	255,234	(4.1%)

International non-retail	8,067	21,444	(62.4%)
N. American Ingredient/Food Service and Other	5,615	10,715	(47.6%)

Total non-retail	13,682	32,159	(57.5%)

Total	$258,462	$287,393	(10.1%)

Summarized Statement of Operations:

	Three months ended October 31,
(in thousands, except per share amounts)	2012	2011
Net sales	$258,462	$287,393
Cost of sales	199,916	226,086

Gross profit	58,546	61,307
Operating expenses:
Selling, general and administrative	38,181	29,455
Advertising	9,045	12,716
Acquisition and integration related expenses	—	17,214
Loss on warrant liability	7,516	—

Total operating expenses	54,742	59,385

Income from operations	3,804	1,922
Interest expense, net	13,912	5,761

Loss before income taxes	(10,108)	(3,839)
Income taxes (benefit)	621	(14,640)

Net income (loss)	$(10,729)	$10,801

Earnings (loss) per share (EPS):
Basic	$(0.49)	$0.49
Diluted	$(0.49)	$0.47
Shares used to compute EPS:
Basic	21,753	21,668
Diluted	21,753	22,567

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Summarized Balance Sheet Data:

	October 31,
(in thousands)	2012	2011
Cash and cash equivalents	$9,852	$4,474
Trade receivables, net	113,540	141,760
Inventories	231,979	254,860
Current assets	376,011	463,161
Property plant and equipment, net	143,752	146,417
Other intangible assets, net	438,458	446,267
Goodwill	407,196	406,850
Current liabilities	307,473	372,072
Total debt	613,113	576,778
Stockholders’ equity	322,143	425,321

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Non-GAAP Financial Information

Reconciliation of income (loss) before income taxes to non-GAAP EPS:

	Three months ended October 31,
(in thousands, except per share amounts)	2012	2011
GAAP income (loss) before income taxes	$(10,108)	$(3,839)
Loss on warrant liability	7,516	—
Retention stock-based compensation	357	—
Reduction of liability due to lease assignment	(1,319)
Adjustment to remove costs associated with acquisitions and integrations	—	17,214
Adjustments to exclude certain SG&A costs (1)	11,784	2,016

Non-GAAP income before income taxes	8,230	15,391

GAAP income taxes (benefit)	621	(14,640)
Tax effect of Non-GAAP adjustments	2,391	13,686

Non-GAAP income taxes (benefit)	3,012	(954)
Non-GAAP net income	$5,218	$16,345

Non-GAAP EPS-diluted	$0.24	$0.71
Shares used in computing Non-GAAP EPS-diluted	22,091	22,932

(1)	Related primarily to audit committee investigation, restatement-related expenses, consulting fees, retention, and severance

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Reconciliation of US GAAP net income (loss) to Adjusted EBITDA:

	Three months ended October 31,
(in thousands)	2012	2011
Net income (loss)	$(10,729)	$10,801
Income taxes (benefit)	621	(14,640)

Loss before income taxes	(10,108)	(3,839)
Interest expense, net	13,912	5,761

Income from operations (EBIT)	3,804	1,922
Costs associated with acquisitions and integrations	—	17,214
Reduction of liability due to lease assignment	(1,319)	—
Loss on warrant liability	7,516	—
Certain selling, general and administrative costs (1)	11,784	2,016
Stock-based compensation expense	1,250	1,902
Depreciation and amortization	7,967	6,743

Adjusted EBITDA	$31,002	$29,797

(1)	Related primarily to audit committee investigation, restatement-related expenses, consulting fees, retention, and severance.

About Diamond’s non-GAAP Financial Measures

This release contains non-GAAP financial measures of Diamond’s performance (“non-GAAP measures”) for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.

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Diamond believes that its non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that Diamond excludes when monitoring operating results and assessing performance of the business. Diamond believes that its non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods. Diamond’s non-GAAP financial measures include adjustments for the following items:

•

In the first quarter of fiscal 2013, $7.5 million due to a loss on Oaktree warrant liability, $11.8 million due to SG&A expenses related primarily to audit committee investigation, restatement-related expenses, consulting fees, retention, and severance, and $1.3 million in stock-based compensation, of which, $0.4 million is retention stock-based compensation.

•

In the first quarter of fiscal 2012, $17.2 million in costs were incurred due to the proposed acquisition of Pringles, $2.0 million due to SG&A expenses related primarily to the audit committee investigation and walnut labeling settlement, and $1.9 million in stock-based compensation.

•

Adjusted EBITDA is used by management as a measure of operating performance. Adjusted EBITDA is defined as net income before interest expense, income taxes, equity compensation, depreciation, amortization, and other non-operating expenses, including the aforementioned acquisition and integration costs. We believe that adjusted EBITDA is useful as an indicator of ongoing operating performance. As a result, some management reports feature adjusted EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond’s management uses non-GAAP measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management. The principal limitation of the non-GAAP measures is that they exclude significant expenses and gains required under GAAP. They also reflect the exercise of management’s judgments about which adjustments are appropriately made. To mitigate this limitation, Diamond presents the non-GAAP measures in connection with GAAP results, and recommends that investors do not give undue weight to them. Diamond believes that non-GAAP measures provide useful information to investors by allowing them to view the business through the eyes of management, facilitating comparison of results across historical and future periods, and providing a focus on the underlying operating performance of the business.

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Note regarding forward-looking statements

This press release includes forward-looking statements, including statements about our financial filings, progress in brand strategies, projected advertising spending, improvements in net price realization, and impact of walnut supply and debt on our results, recent change in strategic focus, as well as suggestions about future financial and operating performance and results that may be implicit in summaries of recent results. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “may” and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other “forward-looking” information. These forward-looking statements are based on our assumptions, expectations and projections about future events only as of the date of this press release, and we make such forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Many of our forward-looking statements are subject to trends and potential developments discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the periodic reports that we file with the SEC. Actual results may differ materially from what we currently expect because of many risks and uncertainties, such as: uncertainty about the ability to file future periodic reports on a timely basis, and any resulting delisting of Diamond’s common stock on the Nasdaq Stock Market; risks relating to our leverage and its effect on our ability to respond to changes in our business, markets and industry; increase in the cost of our debt; ability to raise additional capital and possible dilutive impact of raising such capital; risks relating to litigation and regulatory proceedings; uncertainties relating to relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions.

About Diamond

Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle® chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. The Company’s products are distributed in a wide range of stores where snacks and culinary nuts are sold.

Corporate Web Site: www.diamondfoods.com

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The Diamond Foods, Inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=6112

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